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                                                                      Exhibit 3

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          ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                       among:

                                   RACOTEK, INC.,

                              a Delaware corporation;


                           QUICKSILVER ACQUISITION CORP.,
                             a California corporation;


                              QUICKSILVER GROUP, INC.
                             a California corporation;


                                        and


                          CERTAIN DESIGNATED SHAREHOLDERS



                           Dated as of September 2, 1998
                            ___________________________





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         ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     THIS ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") made and entered into as of July 6, 1998, by and among:
Racotek, INC., a Delaware corporation ("Parent"); QUICKSILVER ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); QUICKSILVER GROUP, INC., a California corporation (the "QSG"); and CERTAIN SHAREHOLDERS OF QSG IDENTIFIED ON EXHIBIT B thereto (each a "Shareholder" and collectively, the "Shareholders") is made and entered into as of September 2, 1998 (the "Addendum").

                                      RECITALS

     A. Parent, Merger Sub and QSG intend to effect a merger of QSG with and into Merger Sub in accordance with the Agreement, this Addendum and the California General Corporation Law (the "Merger"). Upon consummation of the Merger, QSG will cease to exist, and Merger Sub will be a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be accounted for as a purchase.

     C. The Agreement has been approved by the respective boards of directors of Parent, Merger Sub and QSG.

     D. This Addendum has been authorized by the respective boards of directors of Parent, Merger Sub and QSG.


                                      ADDENDUM

     The parties to this Addendum, intending to be legally bound, agree as follows:

1. In addition to the shares to be issued pursuant to SECTION 1.5(a)(i) of the Agreement, a sum increment of 34,899 shares of Parent Common Stock will be issued by Parent to shareholders of QSG, such that each share of QSG Common Stock will receive an additional 0.0160 shares of Parent Common Stock, resulting in each share of QSG Common Stock receiving a total of 1.0754 shares in Parent Common Stock.

2. In addition to the rights with respect to Parent Common Stock granted to holders of rights to QSG Common Stock pursuant to QSG Options as set forth in SECTION (6.4) of the Agreement, a sum increment of 10,151 shares of Parent Common Stock will be granted by Parent to holders of QSG Options as of the date of the Agreement, such that each such WSG Option will be covered by an additional 0.0160 rights with respect to Parent Common Stock, or a total of 1.5009 rights with respect to Parent Common Stock. From


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     and after the Effective Time, (i) each such QSG Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such QSG Option shall be equal to the number of shares of QSG Common Stock subject to such QSG Option immediately prior to the Effective Time multiplied by 1.5009, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), and (iii) the per share exercise price under each such QSG Option shall be adjusted by dividing the per share exercise price under such QSG Option by the 1.5009 and rounding up to the nearest cent.

3. The Parent Warrant to be issued pursuant to SECTION 1.7 of the Agreement shall provide rights with respect to an additional 4,950 shares in Parent Common Stock, such that each right under the Parent Warrant shall represent the right to receive an additional 0.0160 rights underlying Parent Common Stock for each share of QSG Common Stock subject to the QSG Warrant on the Closing Date, resulting in each right under the Parent Warrant representing the right to receive 1.5009 rights underlying Parent Common Stock for each share of QSG Common Stock subject to the QSG Warrant on the Closing Date (with cash, less the applicable exercise price, being payable for any fraction of a share). The per share exercise price under such Parent Warrant shall be the result of dividing the per share exercise price under such QSG Warrant by 1.5009 and rounding up to the nearest whole cent.

4. This Addendum replaces SECTION 12.15 of the Agreement in its entirety with the following:

     12.15 ENTIRE AGREEMENT. The Agreement, the Addendum and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

5. All other provisions of the Agreement shall remain in full force and effect as of July 6, 1998.


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     The parties hereto have caused this Amendment to be executed and delivered as of the date first written above.


                                   RACOTEK, INC., a Delaware corporation


                                   By: /s/ Michael A. Fabiaschi
                                       ------------------------

                                   Name: Michael A. Fabiaschi
                                         --------------------

                                   Title: Chief Executive Officer
                                          -----------------------


                                       SIGNATURE PAGE
                                             TO
              ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     The parties hereto have caused this Amendment to be executed and delivered as of the date first written above.


                        QUICKSILVER ACQUISITION CORP., a California corporation


                        By: /s/ Michael A. Fabiaschi
                            ------------------------

                        Name: Michael A. Fabiaschi
                              --------------------

                        Title: Chief Executive Officer
                               -----------------------


                                       SIGNATURE PAGE
                                             TO
              ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     The parties hereto have caused this Amendment to be executed and delivered as of the date first written above.


                              QUICKSILVER GROUP, INC., a California corporation


                              By: /s/ Thomas W. Minick
                                  --------------------

                              Name: Thomas W. Minick
                                    ----------------

                              Title: Chief Executive Officer
                                     -----------------------


                                       SIGNATURE PAGE
                                             TO
              ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     The parties hereto have caused this Amendment to be executed and delivered as of the date first written above.


                                  /s/ Thomas W. Minick
                                  --------------------
                                  Thomas W. Minick


                                       SIGNATURE PAGE
                                             TO
              ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


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     The parties hereto have caused this Amendment to be executed and delivered as of the date first written above.


                                  /s/ Todd Fitzwater
                                  ------------------
                                  Todd Fitzwater


                                       SIGNATURE PAGE
                                             TO
              ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


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     The parties hereto have caused this Amendment to be executed and delivered as of the date first written above.


                        PETRA CAPITAL, LLC, a Georgia limited liability company


                        By: /s/ Robert A. Smith
                            -------------------

                        Name: Robert A. Smith
                              ---------------

                        Title: Vice President
                               --------------


                                       SIGNATURE PAGE
                                             TO
              ADDENDUM TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION